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                                                                  EXHIBIT 99.1


                       [GROUP 1 AUTOMOTIVE INC LETTERHEAD]

NEWS RELEASE

FOR IMMEDIATE RELEASE
MONDAY, JULY 8, 2002


                GROUP 1 ANNOUNCES WEBCAST OF 2002 SECOND QUARTER
                     AND SIX MONTHS RESULTS CONFERENCE CALL

HOUSTON, JULY 8, 2002--GROUP 1 AUTOMOTIVE, INC. (NYSE: GPI), a Fortune 500 specialty retailer, today announced it plans to conduct a conference call following the release of financial results for the second quarter and six months ended June 30, 2002. The Company will release financial results before the market opens on Thursday, July 25, 2002. B.B. Hollingsworth Jr., Group 1's chairman, president and chief executive officer, and Scott L. Thompson, executive vice president, chief financial officer and treasurer, will host the conference call the same day at 10:00 a.m. Eastern Time.

The conference call will be simulcast live on the Internet and can be accessed by logging onto www.vcall.com, or www.group1auto.com. A replay will be available at these sites for 30 days.

Upon completion of previously announced acquisitions, Group 1 will own 70 automotive dealerships comprised of 106 franchises, 28 different brands, and 25 collision service centers located in Texas, Oklahoma, Florida, Georgia, New Mexico, Colorado, Louisiana, Massachusetts and California. Through its dealerships and Internet sites, the Company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.


   GROUP 1 AUTOMOTIVE CAN BE REACHED ON THE INTERNET AT www.group1auto.com


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